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                                                                   EXHIBIT 10.40

                          LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of April 27, 2001, by and between Crossworlds Software, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1.       DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which
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may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated September 18, 2000, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Ten Million Dollars ($10,000,000) and a Term Loan in the original principal amount of Seven Hundred Twenty Two Thousand Two Hundred Twenty Two and 12/100 Dollars ($722,222.12). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.       DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by
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the Collateral as described in the Loan Agreement and in an Intellectual
Property Security Agreement dated October 28, 1998.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.
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         A.       Modification(s) to Loan Agreement.
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                  1.       Section 8.3 entitled "Material Adverse Change" is
                           hereby amended in its entirety to read as follows:

                           If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral.

                  2. The following defined terms are hereby amended and/or incorporated to read as follows:

                           "Borrowing Base" is 65% of Eligible Accounts plus 60% of Eligible Foreign Accounts, (not to exceed 25% of the Borrowing Base) as determined by Bank from Borrower's most recent Borrowing Base Certificate; as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that
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                           Bank may lower the percentage of the Borrowing Base
                           after performing an audit of Borrower's Collateral.

                           "Eligible Foreign Accounts" are Accounts for which the account debtor does not have its principal place of business in the United States, and are Accounts from Cambridge Technology Partners, CSC Computer Sciences, Deloitte Consulting Europe, IBM Austria, IBM UK Limited, Shell International Limited, Siemens, Siemens Business Services, Sony Broadcast & Professional, Sony Computer Entertainment.
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4.       CONSISTENT CHANGES. The Existing Loan Documents are hereby amended
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whenever necessary to reflect the changes described above.

5.       NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor
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signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.       PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of One
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Thousand Dollars ($1,000)("Loan Fee") plus all out-of-pocket expenses.

7.       CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The
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Borrower affirms and reaffirms that notwithstanding the terms of the Security
Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by the State of California, as may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower as set forth in the Loan Agreement. In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

8.       CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing
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below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

9.       CONDITIONS. The effectiveness of this Loan Modification Agreement is
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conditioned upon payment of the Loan Fee.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                              BANK:

CROSSWORLDS SOFTWARE, INC.             SILICON VALLEY BANK


By: /s/ JAMES BUDGE                    By: /s/ CHRISTOPHER WAGNER
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Name: James Budge                      Name: Christopher Wagner
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Title: CFO                             Title: SVP
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                        LEGAL OK
                           SG
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